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                                                                   EXHIBIT 11.01

                              OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)



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
                                                                  Three Months Ended
                                                                        March 31,
                                                                1999                1998
                                                             -----------         -----------
Net income per share (basic):

    Net income                                               $ 6,655,000         $ 5,844,000
                                                             ===========         ===========

    Weighted average common shares outstanding                22,627,032          21,919,973
                                                             ===========         ===========

    Net income per share (basic)                             $      0.29         $      0.27
                                                             ===========         ===========

Net income per share (diluted):

    Net income (diluted)                                     $ 6,655,000         $ 5,844,000
                                                             ===========         ===========

    Weighted average common shares outstanding                22,627,032          21,919,973

    Weighted average shares of stock options
        under the treasury stock method                          700,334           1,268,723

    Weighted average shares issuable upon conversion
        of the Series A Preferred Stock                                0                   0
                                                             -----------         -----------

    Weighted average common and dilutive
        potential common shares outstanding                   23,327,366          23,188,696
                                                             ===========         ===========

    Net income per share (diluted)                           $      0.29         $      0.25
                                                             ===========         ===========

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